UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 28, 2007

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18706 (Commission File Number)	95-3086563 (IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania (Address of Principal Executive Offices)		15055 (Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 28, 2007, Black Box Corporation (the “Company”), along with certain of its direct and indirect subsidiaries (collectively, the “Loan Parties”), the Lenders (defined below) and the Agent (defined below) entered into a waiver letter (the “Waiver”) with respect to the Second Amended and Restated Credit Agreement dated as of January 24, 2005, as amended (the “Credit Agreement”), by and among the Loan Parties, the lenders parties thereto (the “Lenders”) and Citizens Bank of Pennsylvania, as administrative agent for the Lenders (the “Agent”).
     Pursuant to the Waiver, the Agent and the Lenders have waived any defaults under the Credit Agreement resulting from the failure of the Loan Parties to timely deliver their unaudited financial statements and the related compliance certificate for the Company’s fiscal third quarter ended December 30, 2006 and from the failure of the Company to timely file its Quarterly Report on Form 10-Q for such period. The Waiver was granted for the period through May 28, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation

Date: March 5, 2007	By:	/s/ Michael McAndrew

Michael McAndrew Chief Financial Officer, Treasurer and Principal Accounting Officer

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